Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42178) of Kinder Morgan, Inc. of our report dated June 28, 2005 relating to the financial statements of Kinder Morgan, Inc. Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Houston, Texas

June 28, 2005